Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 29, 2016

O’Reilly Automotive, Inc.

233 South Patterson

Springfield, Missouri 65802

Re:                             O’Reilly Automotive, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of debt securities of the Company (collectively, “Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company, the Guarantors and UMB Bank, N.A., as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement.  The Registration Statement also relates to the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (“Guarantees”).  The Debt Securities and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)           the Registration Statement;

(b)           the form of Indenture filed as an exhibit to the Registration Statement;

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(c)           an executed copy of a certificate for O’Reilly Auto Enterprises, LLC, a Delaware limited liability company (the “Delaware LLC Guarantor”), of Tricia Headley, Secretary of the Delaware LLC Guarantor, dated the date hereof (the “Secretary’s Certificate”);

(d)           a copy of the Delaware LLC Guarantor’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of February 23, 2016, and certified pursuant to the Secretary’s Certificate;

(e)           a copy of the Delaware LLC Guarantor’s Limited Liability Company Agreement, dated January 1, 2014, by Ozark Services, Inc., a Missouri corporation (“Services”), certified pursuant to the Secretary’s Certificate; and

(f)            a copy of certain resolutions of Services, as Sole Member of the Delaware LLC Guarantor, adopted on February 26, 2016, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.  The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, (i) “Opinion Parties” means the Company and each of the Guarantors listed on Schedule I hereto and (ii) “Transaction Agreements” means the Indenture and the supplemental indentures and officer’s certificates thereto and the Guarantees.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

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1.             With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the certificate of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2.             With respect to any Guarantee offered by any Guarantor of any series of Offered Debt Securities (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Guarantees are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and

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delivered by the Company and the other parties thereto; (iv) the Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the Board of Directors or Sole Member, as applicable, of such Guarantor, including any appropriate committee appointed thereby, and appropriate officers of such Guarantor have taken all necessary corporate or limited liability company, as applicable, action to approve the issuance, sale and terms of the Offered Guarantees and related matters in conformity with the Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Guarantees and of their issuance have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Guarantees so as not to violate any applicable law, the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable, of such Guarantor or result in a default under or breach of any agreement or instrument binding upon such Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Guarantor; and (vii) the Offered Guarantees have been duly executed and delivered in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly issued in accordance with the Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)           the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)           we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)           except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

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(e)           we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)            we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)           we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)           we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i)            we have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee;

(j)            we do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees, the Indenture and the supplemental indentures and officer’s certificates thereto to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(k)           we do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees, the Indenture and the supplemental indentures and officer’s certificates thereto to the extent that such provisions limit the obligation of the Guarantors under the Offered Guarantees, or any right of contribution of any party with respect to the Offered Guarantees, to a level that would not constitute a fraudulent conveyance;

(l)            to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

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(m)          we have assumed that the Limited Liability Company Agreement of the Delaware LLC Guarantor is the only limited liability company agreement, as defined under the DLLCA, of the Delaware LLC Guarantor.

In addition, in rendering the foregoing opinions we have assumed that:

(a)           the Company and each Guarantor other than the Delaware LLC Guarantor (each, a “non-Delaware Guarantor”) (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing (and, in addition, in the case of Services, was duly incorporated and validly existing and in good standing as of the date of formation of the Delaware LLC Guarantor), (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which the Company or such non-Delaware Guarantor is a party;

(b)           the Company and each Guarantor other than an LLC Guarantor (as defined below) (each, a “Corporate Guarantor”) has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the Company or such Corporate Guarantor is a party; Ozark Purchasing, LLC, a Missouri limited liability company (“Purchasing” and, together with the Delaware LLC Guarantor, the “LLC Guarantors”), has the limited liability company power and authority to consummate the issuance of the Guarantee of Purchasing contemplated by each of the Transaction Agreements to which Purchasing is a party; and Services has the corporate power and authority to authorize, execute and deliver, in its capacity as Sole Member of each LLC Guarantor, each of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, and to authorize such LLC Guarantor’s consummation of the issuance of the Guarantee of such LLC Guarantor contemplated thereby;

(c)           each of the Transaction Agreements to which the Company or any Corporate Guarantor is a party has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company or such Corporate Guarantor; and the authorization, execution and delivery by Services, in its capacity as Sole Member of each LLC Guarantor, of each of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, have been duly authorized by all requisite corporate action on the part of Services;

(d)           none of (x) the authorization, execution and delivery by Services, in its capacity as Sole Member of each LLC Guarantor, of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, (y) the execution and delivery by the Company and each Corporate Guarantor of the Transaction Agreements to which the Company or such Corporate Guarantor is a party or (z) the consummation by each Opinion Party of the issuance and sale of the Securities contemplated by the Transaction Agreements to which such Opinion Party is a party:  (i) conflicts or will conflict with the articles of incorporation, articles of formation, bylaws or limited liability company agreement, as applicable, or any other

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comparable organizational document of such Opinion Party, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which any Opinion Party or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which any Opinion Party or its property is subject or (iv) violates or will violate any law, rule or regulation to which any Opinion Party or its property is subject; and

(e)           none of (x) the authorization, execution and delivery by Services, in its capacity as Sole Member of each LLC Guarantor, of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, (y) the execution and delivery by the Company and each Corporate Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party or (z) the consummation by each Opinion Party of the issuance and sale of the Securities contemplated by the Transaction Agreements to which such Opinion Party is a party requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I
GUARANTORS

O’Reilly Automotive Stores, Inc., a Missouri corporation

Ozark Automotive Distributors, Inc., a Missouri corporation

Greene County Realty Co., a Missouri corporation

O’Reilly II Aviation Corporation, a Missouri corporation

Ozark Services, Inc., a Missouri corporation

Ozark Purchasing, LLC, a Missouri limited liability company

O’Reilly Auto Enterprises, LLC, a Delaware limited liability company